EXHIBIT 10.8



            RESIGNATION AND GENERAL RELEASE AGREEMENT


          THIS RESIGNATION AND GENERAL RELEASE AGREEMENT (this "Agreement"), made as of the ____ day of ____________, 1998, by and between Merl A. Wallace, an individual ("Mr. Wallace"), and Apria Healthcare Group Inc., a Delaware corporation ("Apria"), is a resignation agreement which includes a general release of claims. In consideration of the covenants undertaken and the releases contained in this Agreement, Mr. Wallace and Apria agree as follows:

          1. Mr. Wallace shall voluntarily resign from his position as an employee of Apria and all of its affiliates and subsidiaries by executing Exhibit A attached hereto, such resignation to be effective July 17, 1998.

          2. Mr. Wallace shall return to Apria and shall not take or copy in any form or manner any financial information, lists of customers, prices, and similar confidential and proprietary materials or information of Apria.

          3. In consideration of Mr. Wallace's general release of claims and other promises set forth herein, Apria shall pay to Mr. Wallace the following amounts:

               a.   $542,658.40 in compensation, subject to
     standard withholding for federal and state taxes, which shall be payable in one lump sum on the effective date of resignation; and

               b. All earned but unpaid vacation pay, and any salary amounts earned but not yet paid, payable on the effective date of resignation.

          4. Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of an admission by Apria or Mr. Wallace of any violation of Apria's policies or procedures, or state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality.

          5. Except for (i) those obligations created by or arising out of this Agreement for which receipt or satisfaction has not been acknowledged herein, (ii) any rights Mr. Wallace may have under stock option agreements with Apria and any retirement, 401(k), SERP or similar benefit plans of Apria, and (iii) the continuing right to indemnification as provided by applicable law or in Apria's bylaws and articles of incorporation in connection with acts, suits or proceedings by reason of the fact that he was an officer or employee of Apria where the basis of the claims against him consists of acts or omissions taken or made in such capacity, Mr. Wallace on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges Apria, and its predecessors, subsid iaries and affiliates, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively (including Apria) referred to as the "Apria Releasees," with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsus pected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held as against the Apria Releasees, arising out of or in any way connect ed with his employment relationship with any Apria Releasee, or his voluntary resignation from employment with the Apria Releasees or any other transactions, occurrences, actions, omissions, claims, losses, damages or injuries whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of any Apria Releasee committed or omitted prior to the date of this Agreement, including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act, or any common law or statutory claim for fraud, wrongful termination, violation of public policy or defamation, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability.

          Except for those obligations created by or arising out of this Agreement for which receipt or satisfaction has not been acknowledged herein, and except as provided below, Apria on behalf of itself and the Apria Releasees (to the extent the matter in question arises on the basis of their relationship to Apria) hereby acknowledges full and complete satisfaction of and releases and discharges, and covenants not to sue, Mr. Wallace from and with respect to any and all claims, agreements, obliga tions, losses, damages, injuries, demands and causes of action, known or unknown, suspected or unsuspected, whether or not concealed or hidden, arising out of or in any way connected with Mr. Wallace's employment relationship with any Apria Releasee or his voluntary resignation from employment with the Apria Releasees, or any other transactions, occurrences, actions, omissions, claims, losses, damages or injuries whatsoever, known or unknown, suspected or unsuspected, which Apria now owns or holds or has at any time heretofore owned or held as against Mr. Wallace.

          6. It is the intention of Apria and Mr. Wallace in executing this Agreement that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, Apria and Mr. Wallace hereby expressly waive any and all rights and benefits conferred upon them by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

                    "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
          WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Apria and Mr. Wallace, and each of them, acknowledge that either may hereafter discover claims or facts in addition to or different from those which either or both of them now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, Apria and Mr. Wallace each hereby waive any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Apria and Mr. Wallace each acknowledge that it or he understands the significance and consequence of such release and such specific waiver of SECTION 1542.

          7. The terms and conditions of this Agreement shall remain confidential as between the parties and professional advisers to the parties and neither of them shall disclose them to any other person, except as provided herein or as required by the rules and regulations of the Securities and Exchange Commission ("SEC") or as otherwise may be required by law or court order. Without limiting the generality of the foregoing, neither Apria nor Mr. Wallace will respond to or in any way participate in or contribute to any public discussion concerning, or in any way relating to, the execution of this Agreement or the events which led to its execution. Except as provided above with respect to SEC rules and regulations or as otherwise may be required by law or court order, if inquiry is made of Apria concerning any of the claims released by this Agreement or relating to Mr. Wallace's employment with Apria, Apria shall provide to third parties only Mr. Wallace's dates of employment with Apria and its predecessors and his job titles during such employment, in accordance with the normal practices of Apria's human resources department.

          8. Mr. Wallace will continue to keep confidential all confidential and proprietary Apria information, as required by
Section X of the Employment Agreement dated April 1, 1997 between Mr. Wallace and Apria. In this regard, Mr. Wallace acknowledges the continuing effectiveness, in accordance with their respective terms, of Sections VII, IX and X of said Employment Agreement.

          9. Mr. Wallace expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims that may have arisen under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Mr. Wallace further expressly acknowledges that:

          a. He is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

          b. He was given a copy of this Agreement on June 25, 1998, and informed that he had 45 days within which to consider the Agreement;

          c. He was informed that he has seven days following the date of his execution of this Agreement in which to revoke the Agreement; and

          d. He has received Exhibit B to this Agreement, which provides a list of (i) job titles and ages of all individuals with responsibilities related to the Compass Project who have been selected for termination of employment and the offer of consideration for signing a release and/or waiver of rights and claims under said Act, and (ii) the ages of all individuals in the same job classifications or with such responsibilities whose employment is not being terminated.

          10. Apria and Mr. Wallace each warrant and represent that neither has heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and each shall defend, indemnify and hold harmless the other from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

          11. Apria and Mr. Wallace acknowledge that any employment or contractual relationship between them (including with any other Apria Releasee) will terminate on July 17, 1998 that they have no further employment or contractual relationship except as may arise out of this Agreement and that Mr. Wallace waives any right or claim to reinstatement as an employee of any Apria Releasee and will not seek employment in the future with Apria.

          12. Mr. Wallace agrees that he shall be exclusively liable for the payment of all of his share of federal and state taxes which may be due as the result of the consideration received from the settlement of disputed claims as set forth herein.

          13. Mr. Wallace agrees that, following the termination of his employment with Apria, (i) he will, at no cost to him, cooperate with any reasonable request Apria may make for information or assistance with respect to any matter involving Mr. Wallace during his period of employment, and (ii) he will not at any time, directly or indirectly, disparage Apria or take any action with the intention of injuring Apria's business or prospects. Apria, on behalf of itself and the Apria Releasees, agrees that it will use its best efforts to cause its officers and directors not to disparage Mr. Wallace in any manner.

          14. This Agreement is an integrated document and constitutes and contains the entire agreement and understanding concerning Mr. Wallace's employment, voluntary resignation from the same and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matter hereof, and expressly releases all Apria Releasees from any obligations not covered herein, including, but not limited to Apria's Severance Pay Plan and, except as provided in the last sentence of Paragraph 8 above, the Employment Agreement, dated April 1, 1997, between Mr. Wallace and Apria. This Agreement does not, however, affect Mr. Wallace's rights under any Apria retirement, 401(k), SERP or similar benefit plan. This Agreement also does not modify the provisions of any of Mr. Wallace's stock options.

          15. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect the other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

          16. This Agreement has been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

          17. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

          18. Any dispute or controversy between Mr. Wallace on the one hand, and Apria (or any other Apria Releasee), on the other hand, in any way arising out of, related to, or connected with this Agreement or the subject matter hereof, or otherwise in any way arising out of, related to, or connected with Mr. Wallace's employment with any Apria Releasee or the termination of Mr. Wallace' s employment with any Apria Releasee, shall be submitted for resolution by arbitration in accordance with the provisions of Section V of the Employment Agreement between the
parties dated as of April 1, 1997.    APRIA AND MR. WALLACE
ACKNOWLEDGE, UNDERSTAND AND AGREE THAT IN THE EVENT OF A DISPUTE UNDER THIS AGREEMENT, EACH PARTY HAS WAIVED ANY RIGHT TO A JURY TRIAL AND A JUDICIAL RESOLUTION OF THE DISPUTE.

          19. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

          20. In entering this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that they have read the Agreement and have had the opportunity to have the Agreement explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

          21. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the terms and intent of this Agreement and which are not inconsistent with its terms.

          22.  Mr. Wallace hereby declares as follows:

          I, Merl A. Wallace, hereby acknowledge that I was given
45 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 45-day period.

          I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

          I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement this ____ day of ____________, 1998.




                              ---------------------------------
                              Merl A. Wallace



                              APRIA HEALTHCARE GROUP INC.



                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                            EXHIBIT A


                                   ______________, 1998




Mr. Philip L. Carter
Chief Executive Officer
Apria Healthcare Group Inc.
3560 Hyland Avenue
Costa Mesa, California 92626


Dear Phil:

     This is to advise you that effective July 17, 1998, I hereby voluntarily resign my position as Executive Vice President, Corporate Operations and my employment in any other capacity with Apria Healthcare Group Inc. or any of its affiliates or subsidiaries.

                                   Sincerely yours,




                                   --------------------------------
                                   Merl A. Wallace